EXHIBIT 99.1

City National Corp. Reports Second-Quarter 2008 Net Income of $35.5 Million, or $0.73 Per Share

            Company Maintains Dividend of $0.48 Per Share

             Assets Exceed $16 Billion for the First Time

LOS ANGELES, July 24, 2008 (PRIME NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported second-quarter 2008 net income of $35.5 million, or $0.73 per share. In the second quarter of 2007, the company earned $1.19 per share on net income of $59.2 million.

Year to date, City National has earned $79.5 million, or $1.64 per share, on revenue of $459.6 million. In the first half of 2007, the company earned net income of $115.7 million, or $2.34 per share, on revenue of $439.8 million.

The company also announced today that its board of directors has again declared a 2008 quarterly common stock cash dividend of $0.48 per share, payable on August 20, 2008 to stockholders of record on August 6, 2008.

SECOND-QUARTER 2008 HIGHLIGHTS

 * City National's second-quarter revenue grew to $231.6 million, up
   2 percent from $226.6 million in the second quarter of 2007.

 * Average loans reached $12.1 billion, up 10 percent from the same period last year.

 * Average core deposits were stable as compared with the second quarter of 2007 and up 4 percent from the first quarter of this year.

 * Second-quarter 2008 net income reflects a $35 million provision for credit losses and loan growth.  The second-quarter provision adds $17 million to City National's allowance for loan and lease losses.  At June 30, 2008, the company's allowance increased to
   $185.1 million, or 1.52 percent of total loans and leases, compared to $168.3 million, or 1.43 percent of total loans and leases, at the end of the first quarter.  Total nonperforming assets were $115.3 million, down from $117.4 million at March 31 of this year.  The company made no provision for potential credit losses in the second quarter of 2007.

 * City National's net interest margin averaged 4.23 percent in the second quarter of 2008, compared to 4.26 percent in the first quarter of this year.

 * Noninterest income totaled $81.5 million, up 11 percent from the second quarter of 2007.  Noninterest income accounts for 35 percent of City National's total revenue.

 * The company remained well capitalized.  Its period-end ratio of equity-to-total-assets at June 30, 2008 was 10.21 percent, compared to 10.26 percent at June 30, 2007 and 10.56 at March 31 of this year.

"City National's profitable second quarter demonstrated that its businesses generated solid growth as revenue, assets, core deposits, loans and noninterest income all grew significantly from the first quarter," said President and Chief Executive Officer Russell Goldsmith. "At the same time, the further deterioration in the housing market and its impact on our homebuilder clients warranted both higher credit costs and a $17 million 'build' to our strong credit reserves.

"City National remains profitable, well-reserved and well-capitalized in part because it has no subprime, brokered or option ARM mortgages, no subprime-based CDOs and, effectively, no auto loans or consumer credit card issues."

                                                        For the
                             For the three               three
 Dollars in millions,        months ended                months
  except per share              June 30,                 ended
 -----------------------  ---------------------   %     March 31,   %
                             2008       2007    Change    2008   Change
                          ---------  ---------  ------ --------- ------
 Earnings Per Share       $    0.73  $    1.19    (39) $    0.91   (20)
 Net Income                    35.5       59.2    (40)      44.0   (19)
 Average Assets            16,077.2   15,452.5      4   15,723.5     2
 Return on Average Assets      0.89%      1.54%   (42)      1.13%  (21)
 Return on Average Equity      8.42      14.79    (43)     10.46   (20)

ASSETS

Total assets at June 30, 2008 were $16.3 billion, up 3 percent from the second quarter of 2007. This marked the first time that City National's assets exceeded $16 billion.

City National's second-quarter return on average assets was 0.89 percent, and its return on average equity was 8.42 percent.

REVENUE

Revenue grew to $231.6 million, up 2 percent from both the second quarter of 2007 and the first quarter of this year, reflecting the company's solid operating performance. Loans and noninterest income grew at double-digit rates from the prior year. Core deposits were stable and so was the company's net interest margin.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $153.3 million in the second quarter, down $2.9 million from the same period last year due to the decline in short-term interest rates. Fully taxable-equivalent net interest income in the first quarter of 2008 was $151.3 million.

Second-quarter average loan balances reached $12.1 billion, up 10 percent from the second quarter of 2007 and 3 percent from the first quarter of this year. Commercial loans increased 5 percent from the first quarter, while commercial real estate and construction loans together were up 1 percent due in large part to an increase in existing line utilization. Average single-family residential mortgage lending to City National's private banking clients rose 3 percent.

Average securities for the second quarter of 2008 totaled $2.5 billion, down $491 million from the same period last year and $71 million from the first quarter of 2008. Cash flow from the investment portfolio was used to fund growth in loans. The average duration of total available-for-sale securities at June 30, 2008 was 3.6 years, compared with 3.3 years at the end of the second quarter of 2007 and 3.5 years at March 31, 2008.

At June 30, 2008, City National's prime lending rate was 5.0 percent, down 325 basis points from June 30, 2007 and 25 basis points from March 31, 2008.

City National's net interest margin in the second quarter of 2008 averaged 4.23 percent, compared with 4.26 percent in the first quarter of 2008. The lower yield on loans was mostly offset by the lower cost of interest-bearing liabilities as well as growth in average demand deposits.

                                                        For the
                             For the three               three
                              months ended               months
 Dollars in millions            June 30,                 ended
 -----------------------  ---------------------   %     March 31,   %
                             2008       2007    Change    2008   Change
                          ---------  ---------  ------ --------- ------
 Average Loans            $12,058.9  $11,010.9    10   $11,689.4    3
 Average Total Securities   2,453.2    2,943.9   (17)    2,524.3   (3)
 Average Earning Assets    14,694.6   14,128.3     4    14,371.3    2
 Average Deposits          11,694.7   12,569.9    (7)   11,521.1    2
 Average Core Deposits     10,551.3   10,503.4     0    10,192.6    4
 Fully Taxable-Equivalent
  Net Interest Income         153.3      156.2    (2)      151.3    1
 Net Interest Margin           4.23%      4.46%   (5)       4.26%  (1)

Second-quarter average deposits totaled $11.7 billion, up 2 percent from the first quarter. Average deposits fell 7 percent from the second quarter of 2007 as the company was able to reduce its holdings of higher-cost time deposits.

Average core deposits grew 4 percent from the first quarter of this year and were unchanged from the second quarter of 2007.

Average noninterest-bearing deposits were up 4 percent from the first quarter and 1 percent from the second quarter of 2007.

Title and escrow deposit balances averaged $1.0 billion, virtually unchanged from the first quarter of this year and down $300 million from the second quarter of 2007.

NONINTEREST INCOME

Noninterest income reached $81.5 million in the second quarter of 2008, an 11 percent increase from the same period one year ago, due to fee income generated by wealth management, international banking and cash management.

For the quarter ending June 30, 2008, noninterest income accounted for 35 percent of City National's total revenue, up from 33 percent for the quarter ending June 30, 2007.

Wealth Management

City National's assets under management were down 6 percent to $33.8 billion in the second quarter of 2008 from the year-earlier period, due primarily to general market conditions and in part to an anticipated shift of funds by the former owner of City National's institutional asset management affiliate to its in-house investment manager. As a result, trust and investment fees were down 2 percent from the second quarter of 2007. Brokerage and mutual fund fees rose 34 percent, due primarily to an increase in money market funds.

                                                        For the
                             For the three               three
                              months ended               months
 Dollars in millions            June 30,                 ended
 -----------------------  ---------------------   %     March 31,   %
                             2008       2007    Change    2008   Change
                          ---------  ---------  ------ --------- ------
 Trust and Investment Fee
  Revenue                 $    34.2  $    34.8    (2)  $   36.3    (6)
 Brokerage and Mutual Fund
  Fees                         18.7       14.0    34       17.4     7
 Assets Under
  Management(1)            33,834.3   35,849.9    (6)   35,884.8   (6)
 Total Assets Under
  Management or
  Administration(1)        53,509.7   57,328.6    (7)   55,854.7   (4)

 (1) Excludes $9.0 billion, $10.5 billion, and $10.1 billion of assets under management for an asset manager in which City National held a minority ownership interest as of June 30, 2008, June 30, 2007, and March 31, 2008, respectively.

Other Noninterest Income

Income from cash management and deposit transaction fees rose 44 percent from the same period of last year and 10 percent from the first quarter of 2008, due to the impact of declining interest rates on the value of compensating deposit balances and the sale of additional cash management services to new and existing clients. Fee income from foreign exchange services and letters of credit grew 8 percent from the second quarter of 2007 and 6 percent from the first quarter of this year.

Other service charges and fees were $8.2 million in the second quarter of 2008, up 13 percent from the year-ago period, due primarily to higher income from debit and credit card fees.

NONINTEREST EXPENSE

Second-quarter 2008 noninterest expense amounted to $141.5 million, up 7 percent from the second quarter of 2007, but down slightly from the first quarter of this year. The increase from last year was due in part to $1.4 million of additional expense for FDIC premiums. Excluding higher FDIC premiums, City National's second-quarter noninterest expense grew 5.6 percent.

City National's second-quarter efficiency ratio was 60.13 percent, compared with 57.69 percent in the second quarter of 2007. The year-over-year increase was due primarily to the continued expansion of City National's fee-based businesses, including the addition of Convergent Wealth Advisors.

CREDIT QUALITY

City National recorded a $35 million provision for credit losses in the second quarter of 2008. After net charge-offs, this provision adds $17 million to the company's allowance for loan and lease losses. It reflects management's ongoing assessment of the credit quality of the company's portfolio, which is affected by various economic trends, including significant weakness in the housing sector. Additional factors affecting the provision include net loan charge-offs and nonaccrual loans (principally linked to the homebuilding sector), risk-rating migration and growth in the portfolio.

Nonaccrual loans of $106.2 million and other real estate owned (OREO) assets of $9.1 million at June 30, 2008 declined slightly to $115.3 million, or 0.95 percent of total loans and other nonperforming assets, from $117.4 million, or 1.00 percent, in the first quarter and increased from $22.3 million, or 20 basis points, at June 30, 2007.

Net loan charge-offs for the quarter were $18.9 million, compared with net charge-offs of $12.1 million in the first quarter and $2.3 million in the second quarter of 2007. The increase in net charge-offs occurred overwhelmingly in the residential homebuilder portfolio. About 75 percent of second-quarter charge-offs and loans on nonaccrual are related to residential construction and development projects.

                        As of              As of            As of
                    June 30, 2008      June 30, 2007    March 31, 2008
                 -------------------  ---------------- ----------------
 Period-end
 Loans
 (in millions)     Total  Nonaccrual  Total Nonaccrual Total Nonaccrual
 ------------    -------  ---------- ------ ---------- ----- ----------

 Commercial
  Loans          $ 4,703.3  $ 16.4  $ 4,158.1   $ 4.0  $4,442.5   $16.3
 Commercial
  R.E. Loans       2,016.1     0.7    1,947.2     4.7   2,011.2     1.8
 Real Estate
  Construction
  Loans            1,483.2    86.3    1,309.3    12.6   1,462.6    93.3
 Residential
  Mortgages        3,319.7     0.6    3,009.6     0.4   3,215.9     0.7
 Equity Lines of
  Credit             495.3     1.4      409.5     0.4     449.2     1.4
 Other Loans         160.7     0.8      185.1     0.2     173.5     0.1
                 ---------  ------  ---------   ----- --------   ------
  Total Loans    $12,178.3  $106.2  $11,018.8   $22.3 $11,754.9  $113.6

 Other Real
  Estate
  Owned          $     9.1          $      --         $     3.8

City National's homebuilder loans amounted to $559 million, or 4.6 percent of the company's $12.2 billion loan portfolio, at June 30, 2008. These loans generally have a guarantor or other credit enhancement support. The bank is actively managing each homebuilder loan and taking appropriate steps to mitigate risks and loss exposure.

Excluding loans to homebuilders, City National's construction and commercial real estate portfolio continued to perform satisfactorily. This portfolio is diverse in terms of geography and product type. It consists primarily of recourse loans to well-established real estate developers in dense urban markets. Most of these developers are clients with whom the bank has significant long-term relationships.

The company's commercial loan portfolio also continued to perform satisfactorily.

City National's residential mortgage loans and home-equity loans continue to perform well. Their average loan-to-value ratios at origination are 50 percent and 54 percent, respectively. None of the loans have been originated through brokers or third parties. City National has not originated or purchased subprime or option adjustable rate mortgages.

At June 30, 2008, the allowance for loan and lease losses was $185.1 million, or 1.52 percent of total loans and leases. Consistent with its methodology, the bank maintains an additional $24.2 million in reserves for off-balance-sheet credit commitments.

INCOME TAXES

The company's second-quarter 2008 effective tax rate was 35.6 percent, compared to 37.0 percent in the second quarter of last year. The lower tax rate for the second quarter of this year is attributable to a decrease in pretax income and a decrease in permanent tax benefits. The effective rate for the first quarter of this year was 35.2 percent.

FIRST-HALF 2008 HIGHLIGHTS

 * Year to date, City National has earned $79.5 million, or $1.64 per share, compared with $115.7 million, or $2.34 per share for the first six months of 2007.

 * Revenue for the first six months of this year grew to $459.6 million, up 5 percent from the first half of 2007.

 * Fully taxable-equivalent net interest income amounted to $304.6 million, virtually unchanged from the first six months of 2007.
   The company's net interest margin averaged 4.24 percent in the first half of 2008, down from 4.48 percent during same period of the prior year.

 * Average loans reached $11.9 billion, up 10 percent from the first half of 2007.

 * Average deposits for the first six months of this year amounted to
   $11.6 billion, down 5 percent from the same period of 2007.  Core deposit balances totaled $10.4 billion in the first half of 2008, up 1 percent from the first six months of 2007.

 * Noninterest income grew to $161.3 million, up 16 percent from the first half of 2007.

 * During the first half of 2008, the company's provisions for loan losses totaled $52.0 million.  The company made no provision in the first six months of 2007.

 * Noninterest expense for the first six months of 2008 increased 11 percent from the same period of 2007.  Excluding increased FDIC costs and the acquisitions of both Business Bank of Nevada and
   Convergent Wealth Advisors, first-half 2008 noninterest expense increased 5.5 percent from the same period of 2007.

2008 OUTLOOK

In light of higher-than-expected credit costs stemming from continued economic weakness and significant housing market deterioration, management has revised its 2008 earnings forecast. The company still expects 2008 to be a profitable year but with earnings per share of between $3.15 and $3.40. City National's credit reserves and capital position remain strong.

CAPITAL LEVELS

City National remains well capitalized. Total risk-based capital and Tier 1 risk-based capital ratios at June 30, 2008 were 11.21 percent and 9.28 percent, respectively, compared with the minimum regulatory standards of 10 percent and 6 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at June 30, 2008 was 7.89 percent, well above the regulatory minimum ratio of 5 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at March 31, 2008 were 11.46 percent, 9.51 percent and 8.06 percent, respectively.

The period-end ratio of shareholders' equity to total assets at June 30, 2008 was 10.21 percent, compared to 10.26 percent at June 30, 2007 and 10.56 percent at March 31, 2008.

STOCK REPURCHASE

In the second quarter of 2008, City National repurchased 230,000 of its outstanding shares at an average cost per share of $43.55. During the first two quarters of this year, it bought back 421,500 shares at an average cost of $48.41. The company intends to repurchase shares at a similar pace, subject to market conditions.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss second-quarter 2008 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 52206361. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 62 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The company and its eight majority-owned investment affiliates manage or administer $53.5 billion in client assets, including nearly $34 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general business and economic conditions, either nationally, regionally or locally in areas where the company conducts its business, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (2) greater than expected volatility in equity, fixed income and other market valuations, (3) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (4) protracted labor disputes in the company's markets, (5) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (6) significant changes in banking laws or regulations, (7) increased competition in the company's markets and demand for the company's products and services, (8) higher-than-expected credit losses due to business losses, real estate cycles, capital market disruptions, changes in commercial real estate development and real estate prices or other economic factors, (9) changes in the financial performance and/or condition of the company's borrowers, (10) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (11) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (12) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (13) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (14) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (15) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2007 and particularly Part I, Item 1A, titled "Risk Factors."

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)
                             Three Months             Six Months
                       -----------------------  ----------------------
 For The Period Ended                     %                       %
  June 30,               2008     2007  Change    2008    2007  Change
 ---------------------------------------------  ----------------------
 Per Common Share:
  Net Income
   Basic               $  0.74  $  1.22    (39) $  1.66  $  2.39   (31)
   Diluted                0.73     1.19    (39)    1.64     2.34   (30)
  Dividends               0.48     0.46      4     0.96     0.92     4
  Book value                                      34.90    33.20     5

 Results of Operations
  (In millions):
  Interest income $        194  $   226    (14) $   401  $   440    (9)
  Interest expense          44       73    (40)     103      140   (26)
                       -------  -------         -------  -------
   Net interest income     150      153     (2)     298      300    (1)
  Net interest income
   (Fully taxable-
   equivalent)             153      156     (2)     305      307    --
  Total revenue            232      227      2      460      440     5
  Provision for credit
   losses                   35       --     NM       52       --    NM
  Net income                35       59    (40)      79      116   (31)

 Financial Ratios:
  Performance Ratios:
   Return on average
    assets                0.89%    1.54%           1.01%    1.54%
   Return on average
    shareholders'
    equity                8.42    14.79            9.44    14.94
   Period-end
    shareholders'
    equity to
    period-end assets                             10.21    10.26
   Net interest margin    4.23     4.46            4.24     4.48
   Efficiency ratio      60.13    57.69           61.03    57.44
  Capital Adequacy
   Ratios (Period-end):
   Tier 1 leverage                                 7.89     7.97
   Tier 1 risk-based
    capital                                        9.28     9.82
   Total risk-based
    capital                                       11.21    12.28

 Asset Quality Ratios:
  Allowance for loan
   and lease losses to:
   Total loans and
    leases                                         1.52%    1.43%
   Nonaccrual loans                              174.30   707.58
  Nonperforming assets
   to:
   Total loans, leases
    and nonperforming
    assets                                         0.95     0.20
   Total assets                                    0.71     0.14
  Net (charge-offs)/
   recoveries to
   Average total loans
   and leases
   (annualized)          (0.63)%  (0.08)%         (0.53)%  (0.02)%

 Average Balances
  (In millions):
  Loans and leases     $12,059  $11,011     10  $11,874  $10,784    10
  Interest-earning
   assets               14,695   14,128      4   14,533   13,896     5
  Assets                16,077   15,452      4   15,900   15,146     5
  Core deposits         10,552   10,504     --   10,372   10,275     1
  Deposits              11,695   12,570     (7)  11,608   12,245    (5)
  Interest-bearing
   liabilities           8,544    8,112      5    8,461    7,861     8
  Shareholders' equity   1,695    1,604      6    1,693    1,562     8

 Period-End Balances
  (In millions):
  Loans and leases                              $12,178  $11,019    11
  Assets                                         16,339   15,796     3
  Core deposits                                  10,774   10,836    (1)
  Deposits                                       11,896   13,130    (9)
  Shareholders' equity                            1,668    1,621     3

 Wealth Management
  (In millions):(1)
  Assets under
   management                                   $33,834  $35,850    (6)
  Assets under
   management or
   administration                                53,510   57,329    (7)

 (1) Excludes $9.0 billion and $10.5 billion of assets under management for an asset manager in which City National held a minority ownership interest as of June 30, 2008 and June 30, 2007, respectively.

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)
                       Three Months Ended          Six Months Ended
                            June 30,                   June 30,
 (Dollars in        ---------------------------------------------------
  thousands except                       %                         %
  per share data)     2008      2007   Change    2008      2007  Change
 -----------------  ---------------------------------------------------
 Interest income    $193,707  $225,825   (14)  $401,459  $440,066   (9)
 Interest expense     43,539    72,921   (40)   103,126   139,893  (26)
                    --------  --------         --------  --------
  Net Interest
   Income            150,168   152,904    (2)   298,333   300,173   (1)

 Provision for
  Credit Losses       35,000        --    NM     52,000        --   NM

 Noninterest Income
  Trust and
   investment fees    34,187    34,823    (2)    70,536    65,077    8
  Brokerage and
   mutual fund fees   18,709    13,958    34     36,131    27,738   30
  Cash management
   and deposit
   transaction fees   12,196     8,472    44     23,320    16,943   38
  International
   services            8,176     7,562     8     15,863    14,025   13
  Bank-owned life
   insurance             628       761   (17)     1,283     1,385   (7)
  Other service
   charges and fees    8,177     7,246    13     13,787    13,379    3
  Loss on sale of
   other assets         (192)       --    NM       (192)      (46) 317
  Gain (loss) on
   sale of
   securities           (417)      866   148)       552     1,135  (51)
                    --------  --------         --------  --------
   Total noninterest
    income            81,464    73,688    11    161,280   139,636   16

 Noninterest Expense
  Salaries and
   employee benefits  87,520    80,904     8    177,699   158,888   12
  Net occupancy of
   premises           12,462    10,362    20     23,974    19,820   21
  Legal and
   professional fees   7,531     8,590   (12)    16,091    17,311   (7)
  Information
   services            6,388     5,750    11     12,594    11,301   11
  Depreciation and
   amortization        5,460     5,122     7     10,962    10,122    8
  Amortization of
   intangibles         1,528     2,623   (42)     3,959     4,253   (7)
  Marketing and
   advertising         5,360     5,783    (7)    10,955     9,781   12
  Office services      3,140     2,938     7      6,126     5,685    8
  Equipment              746       797    (6)     1,659     1,515   10
  Minority interest
   expense             2,262     2,325    (3)     5,568     4,401   27
  Other                9,121     7,446    22     15,078    13,352   13
                    --------  --------         --------  --------
   Total noninterest
    expense          141,518   132,640     7    284,665   256,429   11
                    --------  --------         --------  --------

 Income Before Taxes  55,114    93,952   (41)   122,948   183,380  (33)

 Applicable Income
  Taxes               19,630    34,799   (44)    43,477    67,682  (36)
                    --------  --------         --------  --------

 Net Income         $ 35,484  $ 59,153   (40)  $ 79,471  $115,698  (31)
                    ========  ========         ========  ========

 Other Data:
  Earnings per
   common share -
   basic            $   0.74  $   1.22   (39)  $   1.66  $   2.39  (31)
  Earnings per
   common share -
   diluted          $   0.73  $   1.19   (39)  $   1.64  $   2.34  (30)
  Dividends paid per
   common share     $   0.48  $   0.46     4   $   0.96  $   0.92    4
  Dividend payout
   ratio               65.40%    38.22%   71      58.40%    38.65%  51
  Return on average
   assets               0.89%     1.54%  (42)      1.01%     1.54% (34)
  Return on average
   shareholders'
   equity               8.42%    14.79%  (43)      9.44%    14.94% (37)
  Net interest
   margin (Fully
   taxable-
   equivalent)          4.23%     4.46%   (5)      4.24%     4.48%  (5)
  Full-time
   equivalent
   employees           3,013      2,903    4

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                                      2008
                                          ----------------------------
 (Dollars in thousands                     Second     First    Year to
  except per share data)                   Quarter   Quarter    Date
 ---------------------------------------  --------  --------  --------
 Interest Income                          $193,707  $207,752  $401,459
 Interest Expense                           43,539    59,587   103,126
                                          --------  --------  --------
  Net Interest Income                      150,168   148,165   298,333

 Provision for Credit Losses                35,000    17,000    52,000

 Noninterest Income
  Trust and investment fees                 34,187    36,349    70,536
  Brokerage and mutual fund fees            18,709    17,422    36,131
  Cash management and
   deposit transaction fees                 12,196    11,124    23,320
  International services                     8,176     7,687    15,863
  Bank-owned life insurance                    628       655     1,283
  Other service charges and fees             8,177     5,610    13,787
  Loss on sale of other assets                (192)       --      (192)
  Gain (loss) on sale of securities           (417)      969       552
                                          --------  --------  --------
   Total noninterest income                 81,464    79,816   161,280

 Noninterest Expense
  Salaries and employee benefits            87,520    90,179   177,699
  Net occupancy of premises                 12,462    11,512    23,974
  Legal and professional fees                7,531     8,560    16,091
  Information services                       6,388     6,206    12,594
  Depreciation and amortization              5,460     5,502    10,962
  Amortization of intangibles                1,528     2,431     3,959
  Marketing and advertising                  5,360     5,595    10,955
  Office services                            3,140     2,986     6,126
  Equipment                                    746       913     1,659
  Minority interest expense                  2,262     3,306     5,568
  Other                                      9,121     5,957    15,078
                                          --------  --------  --------
   Total noninterest expense               141,518   143,147   284,665
                                          --------  --------  --------

 Income Before Taxes                        55,114    67,834   122,948

 Applicable Income Taxes                    19,630    23,847    43,477
                                          --------  --------  --------

 Net Income                               $ 35,484  $ 43,987  $ 79,471
                                          ========  ========  ========

 Other Data:
  Earnings per common share - basic       $   0.74  $   0.92  $   1.66
  Earnings per common share - diluted     $   0.73  $   0.91  $   1.64
  Dividends paid per common share         $   0.48  $   0.48  $   0.96
  Dividend payout ratio                      65.40%    52.75%    58.40%
  Return on average assets                    0.89%     1.13%     1.01%
  Return on average shareholders' equity      8.42%    10.46%     9.44%
  Net interest margin (Fully
   taxable-equivalent)                        4.23%     4.26%     4.24%
  Full-time equivalent employees             3,013     2,959

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                            2007
 (Dollars in          ------------------------------------------------
  thousands except     Fourth    Third     Second    First      Full
  per share data)      Quarter   Quarter   Quarter   Quarter    Year
 -------------------  --------  --------  --------  --------  --------
 Interest Income      $223,969  $230,066  $225,825  $214,241  $894,101
 Interest Expense       69,596    76,340    72,921    66,972   285,829
                      --------  --------  --------  --------  --------
  Net Interest Income  154,373   153,726   152,904   147,269   608,272

 Provision for Credit
  Losses                20,000        --        --        --    20,000

 Noninterest Income
  Trust and investment
   fees                 38,188    37,488    34,823    30,254   140,753
  Brokerage and mutual
   fund fees            16,995    15,546    13,958    13,780    60,279
  Cash management and
   deposit transaction
   fees                  9,517     8,801     8,472     8,471    35,261
  International
   services              8,379     7,995     7,562     6,463    30,399
  Bank-owned life
   insurance               660       645       761       624     2,690
  Other service
   charges and fees      8,575     7,251     7,246     6,133    29,205
  Gain (loss) on sale
   of other assets          12     6,023        --       (46)    5,989
  Gain (loss) on sale
   of securities             7    (2,516)      866       269    (1,374)
                      --------  --------  --------  --------  --------
   Total noninterest
    income              82,333    81,233    73,688    65,948   303,202

 Noninterest Expense
  Salaries and
   employee benefits    88,146    84,057    80,904    77,984   331,091
  Net occupancy of
   premises             11,881    11,837    10,362     9,458    43,538
  Legal and
   professional fees    10,050     8,614     8,590     8,721    35,975
  Information services   6,039     6,024     5,750     5,551    23,364
  Depreciation and
   amortization          5,535     5,275     5,122     5,000    20,932
  Amortization of
   intangibles           1,749     2,852     2,623     1,630     8,854
  Marketing and
   advertising           6,977     5,079     5,783     3,998    21,837
  Office services        3,323     3,287     2,938     2,747    12,295
  Equipment                867       867       797       718     3,249
  Minority interest
   expense               2,244     2,211     2,325     2,076     8,856
  Other                  7,464     7,294     7,446     5,906    28,110
                      --------  --------  --------  --------  --------
   Total noninterest
    expense            144,275   137,397   132,640   123,789   538,101
                      --------  --------  --------  --------  --------

 Income Before Taxes    72,431    97,562    93,952    89,428   353,373

 Applicable Income
  Taxes                 25,509    37,469    34,799    32,883   130,660
                      --------  --------  --------  --------  --------

 Net Income           $ 46,922  $ 60,093  $ 59,153  $ 56,545  $222,713
                      ========  ========  ========  ========  ========

 Other Data:
  Earnings per common
   share - basic      $   0.98  $   1.24  $   1.22  $   1.18  $   4.62
  Earnings per common
   share - diluted    $   0.96  $   1.22  $   1.19  $   1.15  $   4.52
  Dividends paid per
   common share       $   0.46  $   0.46  $   0.46  $   0.46  $   1.84
  Dividend payout
   ratio                 47.44%    37.26%    38.22%    39.11%    40.13%
  Return on average
   assets                 1.19%     1.53%     1.54%     1.55%     1.45%
  Return on average
   shareholders'
   equity                11.28%    14.69%    14.79%    15.10%    13.92%
  Net interest
   margin (Fully
   taxable-equivalent)    4.42%     4.42%     4.46%     4.49%     4.45%
  Full-time equivalent
   employees             2,914     2,878     2,903     2,800

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)
                                                       2008
                                                Second        First
 (In thousands)                                 Quarter      Quarter
 -------------------------------------------  -----------  -----------
 Assets
  Cash and due from banks                     $   513,736  $   514,878
  Federal funds sold                                   --        1,000
  Due from banks - interest-bearing                88,149       77,567
  Securities-available-for-sale                 2,302,982    2,389,459
  Trading account securities                      204,825      121,152
  Loans and leases:
   Commercial                                   4,703,307    4,442,448
   Commercial real estate mortgages             2,016,090    2,011,221
   Residential mortgages                        3,319,741    3,215,871
   Real estate construction                     1,483,193    1,462,641
   Equity lines of credit                         495,334      449,177
   Installment                                    160,665      173,507
                                              -----------  -----------
    Total loans and leases                     12,178,330   11,754,865
     Allowance for loan and lease losses         (185,070)    (168,278)
                                              -----------  -----------
    Net loans and leases                       11,993,260   11,586,587
   Premises and equipment, net                    122,959      119,243
   Goodwill and other intangibles                 514,584      514,811
   Other assets                                   598,763      609,335
                                              -----------  -----------
    Total assets                              $16,339,258  $15,934,032
                                              ===========  ===========

 Liabilities
  Deposits:
   Noninterest-bearing                        $ 5,861,823  $ 5,680,845
   Interest-bearing                             6,034,514    6,111,524
                                              -----------  -----------
    Total deposits                             11,896,337   11,792,369
  Federal funds purchased and securities sold
   under repurchase agreements                  1,221,428    1,118,478
  Other short-term borrowed funds                 955,000      720,992
  Subordinated debt                               157,080      162,813
  Other long-term debt                            237,867      243,439
  Minority interest                                32,300       32,199
  Other liabilities                               171,598      181,414
                                              -----------  -----------
   Total liabilities                           14,671,610   14,251,704

 Shareholders' Equity
  Common stock                                     50,972       50,982
  Additional paid-in capital                      421,689      419,044
  Retained earnings                             1,403,062    1,390,781
  Accumulated other
   comprehensive loss                             (24,853)      (3,431)
  Treasury shares                                (183,222)    (175,048)
                                              -----------  -----------
   Total shareholders' equity                   1,667,648    1,682,328
                                              -----------  -----------
   Total liabilities and shareholders'
    equity                                    $16,339,258  $15,934,032
                                              ===========  ===========

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                           2007
                    --------------------------------------------------
                      Fourth        Third       Second        First
 (In thousands)       Quarter      Quarter      Quarter      Quarter
 -----------------  -----------  -----------  -----------  -----------
 Assets
  Cash and due from
   banks            $   365,918  $   462,151  $   513,463  $   494,231
  Federal funds sold         --           --      170,000      210,000
  Due from banks -
   interest-bearing      88,151       95,047      139,539       77,214
  Securities-
   available-for-
   sale               2,462,655    2,563,983    2,797,366    2,902,385
  Trading account
   securities           293,355      192,162      117,456       35,981
  Loans and leases:
   Commercial         4,459,308    4,216,048    4,158,131    4,030,601
   Commercial real
    estate mortgages  1,954,539    1,894,753    1,947,218    1,877,695
   Residential
    mortgages         3,176,322    3,114,335    3,009,546    2,895,516
   Real estate
    construction      1,429,761    1,391,034    1,309,322    1,263,059
   Equity lines of
    credit              432,513      404,869      409,505      388,279
   Installment          178,195      169,041      185,112      194,448
                    -----------  -----------  -----------  -----------
    Total loans and
     leases          11,630,638   11,190,080   11,018,834   10,649,598
     Allowance for
      loan and lease
      losses           (168,523)    (152,018)    (157,849)    (161,005)
                    -----------  -----------  -----------  -----------
    Net loans and
     leases          11,462,115   11,038,062   10,860,985   10,488,593
  Premises and
   equipment, net       118,067      110,779      106,672      103,259
  Goodwill and other
   intangibles          520,127      517,396      518,918      420,197
  Other assets          578,902      567,817      571,597      532,093
                    -----------  -----------  -----------  -----------
   Total assets     $15,889,290  $15,547,397  $15,795,996  $15,263,953
                    ===========  ===========  ===========  ===========

 Liabilities
  Deposits:
   Noninterest-
    bearing         $ 5,858,497  $ 5,538,107  $ 5,926,048  $ 5,690,413
   Interest-bearing   5,964,008    6,642,407    7,204,357    6,915,968
                    -----------  -----------  -----------  -----------
    Total deposits   11,822,505   12,180,514   13,130,405   12,606,381
  Federal funds
   purchased and
   securities sold
   under repurchase
   agreements         1,544,411      664,970      269,938      310,738
  Other short-term
   borrowed funds       100,000      326,041       72,818       50,667
  Subordinated debt     273,559      270,066      266,962      270,174
  Other long-term
   debt                 233,465      225,598      219,282      224,079
  Minority interest      31,676       29,148       29,029       28,285
  Other liabilities     228,067      217,301      186,212      183,185
                    -----------  -----------  -----------  -----------
   Total
    liabilities      14,233,683   13,913,638   14,174,646   13,673,509

 Shareholders'
  Equity
  Common stock           50,824       50,813       50,825       50,803
  Additional paid-in
   capital              420,168      421,754      419,277      421,990
  Retained earnings   1,369,999    1,345,337    1,307,638    1,271,092
  Accumulated other
   comprehensive
   loss                  (9,349)     (22,788)     (50,709)     (31,034)

  Treasury shares      (176,035)    (161,357)    (105,681)    (122,407)
                    -----------  -----------  -----------  -----------
   Total
    shareholders'
    equity            1,655,607    1,633,759    1,621,350    1,590,444
                    -----------  -----------  -----------  -----------
   Total liabilities
    and
    shareholders'
    equity          $15,889,290  $15,547,397  $15,795,996  $15,263,953
                    ===========  ===========  ===========  ===========

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)

                                                    2008
                                       ------------------------------
                                        Second     First      Year To
 (Dollars in thousands)                 Quarter    Quarter     Date
 ------------------------------------  --------   --------   --------
 Allowance for Loan and Lease Losses
 Balance at beginning of period        $168,278   $168,523   $168,523

 Allowance of acquired institution           --         --         --

 Net (charge-offs)/recoveries:
  Commercial                             (5,734)    (1,573)    (7,307)
  Commercial real estate mortgages           --         12         12
  Residential mortgages                      10          8         18
  Real estate construction              (13,196)   (10,217)   (23,413)
  Equity lines of credit                     --       (239)      (239)
  Installment                                 4        (78)       (74)
                                       --------   --------   --------
   Total net (charge-offs)/recoveries   (18,916)   (12,087)   (31,003)

 Provision for credit losses             35,000     17,000     52,000

 Transfers from(to) reserve for
  off-balance sheet credit commitments      708     (5,158)    (4,450)

                                       --------   --------   --------
 Balance at end of period              $185,070   $168,278   $185,070
                                       ========   ========   ========

 Net (Charge-Offs)/Recoveries to
  Average Total Loans and Leases:
  (annualized)

  Commercial                              (0.49)%    (0.14)%    (0.32)%
  Commercial real estate mortgages         0.00%      0.00%      0.00%
  Residential mortgage                     0.00%      0.00%      0.00%
  Real estate construction                (3.61)%    (2.81)%    (3.21)%
  Equity lines of credit                   0.00%     (0.22)%    (0.11)%
  Installment                              0.01%     (0.18)%    (0.09)%
   Total loans and leases                 (0.63)%    (0.42)%    (0.53)%

 Reserve for Off-Balance Sheet Credit
  Commitments

 Balance at beginning of period        $ 24,862   $ 19,704   $ 19,704
  Recovery of prior charge-off               --         --         --
  Reserve of acquired institution            --         --         --
  Transfers (to)from allowance             (708)     5,158      4,450
                                       --------   --------   --------
 Balance at end of period              $ 24,154   $ 24,862   $ 24,154
                                       ========   ========   ========

                                         2007
                 ----------------------------------------------------
 (Dollars in      Fourth     Third      Second     First       Full
  thousands)      Quarter    Quarter    Quarter    Quarter     Year
 --------------  --------   --------   --------   --------   --------
 Allowance for
  Loan and Lease
  Losses
 Balance at
  beginning of
  period         $152,018   $157,849   $161,005   $155,342   $155,342

 Allowance of
  acquired
  institution          --         --         --      4,513      4,513

 Net (charge-
  offs)/
  recoveries:
  Commercial         (900)      (632)    (2,218)     1,247     (2,503)
  Commercial real
   estate
   mortgages            9       (295)        --         --       (286)
  Residential
   mortgages           --         --         --         --         --
  Real estate
   construction    (2,872)    (2,654)        17         18     (5,491)
  Equity lines of
   credit             (50)        --         --         --        (50)
  Installment         (50)       (10)       (61)       (26)      (147)
                 --------   --------   --------   --------   --------
   Total net
    (charge-
    offs)/
    recoveries     (3,863)    (3,591)    (2,262)     1,239     (8,477)

 Provision for
  credit losses    20,000         --         --         --     20,000

 Transfers from
  (to) reserve
  for off-balance
  sheet credit
  commitments         368     (2,240)      (894)       (89)    (2,855)

 Balance at end  --------   --------   --------   --------   --------
  of period      $168,523   $152,018   $157,849   $161,005   $168,523
                 ========   ========   ========   ========   ========

 Net (Charge-
  Offs)/
  Recoveries to
  Average Total
  Loans and
  Leases:
  (annualized)

  Commercial        (0.08)%    (0.06)%    (0.21)%     0.12%     (0.06)%
  Commercial real
   estate
   mortgages         0.00%     (0.06)%     0.00%      0.00%     (0.02)%
  Residential
   mortgage          0.00%      0.00%      0.00%      0.00%      0.00%
  Real estate
   construction     (0.81)%    (0.78)%     0.01%      0.01%     (0.43)%
  Equity lines of
   credit           (0.05)%     0.00%      0.00%     0.00%     (0.01)%
  Installment       (0.12)%    (0.02)%    (0.13)%    (0.06)%    (0.08)%
   Total loans and
    leases          (0.13)%    (0.13)%    (0.08)%     0.05%     (0.08)%

 Reserve for
  Off-Balance
  Sheet Credit
  Commitments

 Balance at
  beginning of
  period         $ 20,072   $ 17,832   $ 17,005   $ 16,424   $ 16,424
  Recovery of
   prior
   charge-off          --         --        (67)        --        (67)
  Reserve of
   acquired
   institution         --         --         --        492        492
  Transfers (to)
   from allowance    (368)     2,240        894         89      2,855
                 --------   --------   --------   --------   --------
 Balance at end
  of period      $ 19,704   $ 20,072   $ 17,832   $ 17,005   $ 19,704
                 ========   ========   ========   ========   ========

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)

                       2008                        2007
                ------------------  ----------------------------------
 (Dollars in     Second    First    Fourth    Third    Second   First
  thousands)     Quarter   Quarter  Quarter  Quarter  Quarter  Quarter
 -------------  --------  --------  -------  -------  -------  -------
 Nonaccrual
  Loans
   Commercial   $ 16,444  $ 16,293  $17,103  $ 7,673  $ 3,998  $ 7,024
   Commercial
    real estate
    mortgages        723     1,841    1,621    1,970    4,732    4,783
   Residential
    mortgages        549       706      387      394      378       --
   Real estate
    construction  86,301    93,296   55,632   15,513   12,566   11,199
   Equity lines
    of credit      1,398     1,422      679      502      452      362
   Installment       762        64      139      175      182       49
                --------  --------  -------  -------  -------  -------
    Total
     nonaccrual
     loans       106,177   113,622   75,561   26,227   22,308   23,417

 Other
 Nonperforming
  Assets           9,113     3,812       --       --       --       --
                --------  --------  -------  -------  -------  -------

  Total
   nonperforming
   assets       $115,290  $117,434  $75,561  $26,227  $22,308  $23,417
                ========  ========  =======  =======  =======  =======

 Loans 90 Days
  or More Past
  Due on Accrual
  Status        $      2        --  $     1       --       --  $   199

 Allowance for
  loan and lease
  losses as a
  percentage of:
  Nonaccrual
   loans          174.30%   148.10%  223.03%  579.63%  707.58%  687.55%
  Total
   nonperforming
   assets         160.53%   143.30%  223.03%  579.63%  707.58%  687.55%
  Total loans
   and leases       1.52%     1.43%    1.45%    1.36%    1.43%    1.51%

 Nonaccrual
  loans as a
  percentage of
  total loans       0.87%     0.97%    0.65%    0.23%    0.20%    0.22%

 Nonperforming
  assets as a
  percentage of:
  Total loans
   and other
   nonperforming
   assets           0.95%     1.00%    0.65%    0.23%    0.20%    0.22%
  Total assets      0.71%     0.74%    0.48%    0.17%    0.14%    0.15%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                          2008
                   ---------------------------------------------------
                   Second Quarter     First Quarter     Year to Date
                   ---------------   ----------------  ---------------
 (Dollars in       Average  Average  Average  Average  Average  Average
  millions)        Balance    Rate   Balance    Rate   Balance    Rate
 ----------------  -------  -------  -------  -------  -------  -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial     $ 4,675    5.30%  $ 4,456    6.28%  $ 4,566    5.78%
    Commercial real
     estate
     mortgages       2,009    6.50     1,975    6.84     1,992    6.67
    Residential
     mortgages       3,271    5.57     3,179    5.61     3,225    5.59
    Real estate
     construction    1,470    5.43     1,464    6.47     1,467    5.95
    Equity lines of
     credit            470    4.45       438    5.65       454    5.03
    Installment        164    5.88       177    6.49       170    6.20
                   -------           -------           -------
    Total loans and
     leases         12,059    5.57    11,689    6.20    11,874    5.88
   Due from banks -
    interest-
    bearing             95    2.24        78    2.69        87    2.44
   Federal funds
    sold and
    securities
    purchased under
    resale
    agreements           9    2.54         8    3.33         8    2.90
   Securities
    available-for-
    sale             2,351    4.89     2,446    4.81     2,399    4.85
   Trading account
    securities         102    1.65        78    3.11        90    2.28
   Other interest-
    earning assets      79    5.24        72    5.75        75    5.48
                   -------           -------           -------
    Total interest-
     earning assets 14,695    5.42    14,371    5.93    14,533    5.67
   Allowance for
    loan and lease
    losses            (163)             (165)             (164)
   Cash and due
    from banks         386               379               383
   Other non-
    earning
    assets           1,160             1,139             1,148
                   -------           -------           -------
    Total assets   $16,077           $15,724           $15,900
                   =======           =======           =======

 Liabilities and
  Shareholders'
  Equity
  Interest-bearing
   deposits
   Interest
    checking
    accounts       $   867    0.70%  $   823    0.69%  $   845    0.70%
   Money market
    accounts         3,738    1.70     3,610    2.47     3,674    2.08
   Savings deposits    133    0.28       135    0.36       134    0.32
   Time deposits -
    under $100,000     208    2.89       220    3.54       214    3.22
   Time deposits -
    $100,000 and
    over             1,143    2.94     1,329    3.99     1,236    3.51
                   -------           -------           -------
    Total interest-
     bearing
     deposits        6,089    1.80     6,117    2.55     6,103    2.18

   Federal funds
    purchased and
    securities sold
    under
    repurchase
    agreements       1,262    2.42     1,141    3.39     1,202    2.88
   Other borrowings  1,193    2.91     1,119    4.00     1,156    3.44
                   -------           -------           -------
    Total interest-
     bearing
     liabilities     8,544    2.05     8,377    2.86     8,461    2.45
  Noninterest-
   bearing deposits  5,606             5,404             5,505
  Other liabilities    232               251               241
  Shareholders'
   equity            1,695             1,691             1,693
                   -------           -------           -------
   Total
    liabilities and
    shareholders'
    equity         $16,077           $15,724           $15,900
                   =======           =======           =======

 Net interest
  spread                      3.37%             3.07%         3.22%
                              ====              ====          ====
 Net interest
  margin                      4.23%             4.26%         4.24%
                              ====              ====          ====

 Average prime rate           5.08%             6.22%         5.65%
                              ====              ====          ====

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                             2007
                       -----------------------------------------------
                       Fourth Quarter   Third Quarter  Second Quarter
                       --------------- --------------- ---------------
                       Average Average Average Average Average Average
 (Dollars in millions) Balance  Rate   Balance  Rate   Balance  Rate
 --------------------- ------- ------- ------- ------- ------- -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial         $ 4,391  7.02% $  4,303  7.42%  $ 4,275  7.37%
    Commercial real
     estate mortgages    1,925  7.01     1,897  7.31     1,932  7.36
    Residential
     mortgages           3,155  5.61     3,063  5.59     2,975  5.49
    Real estate
     construction        1,405  8.07     1,344  8.61     1,234  8.88
    Equity lines of
     credit                414  6.95       406  7.63       404  7.71
    Installment            171  7.11       178  7.35       191  7.51
                       -------         -------         -------
    Total loans and
     leases             11,461  6.75    11,191  7.04    11,011  7.05
   Due from banks -
    interest-bearing        95  3.05        98  3.48        89  2.40
   Federal funds sold
    and securities
    purchased under
    resale agreements        4  4.61        10  5.33        24  5.27
   Securities
    available-for-sale   2,500  4.84     2,746  4.78     2,872  4.72
   Trading account
    securities              94  4.57        84  5.23        72  5.23
   Other interest-
    earning assets          69  6.08        69  6.15        60  6.36
                       -------         -------         -------
    Total interest-
     earning assets     14,223  6.36    14,198  6.55    14,128  6.53
   Allowance for loan
    and lease losses      (151)           (157)           (162)
   Cash and due from
    banks                  393             434             445
   Other non-earning
    assets               1,124           1,120           1,041
                       -------         -------         -------
    Total assets       $15,589         $15,595         $15,452
                       =======         =======         =======

 Liabilities and
  Shareholders' Equity
  Interest-bearing
   deposits
   Interest checking
    accounts           $   805  0.69%  $   778  0.68%  $   804  0.56%
   Money market
    accounts             3,726  2.99     3,748  3.16     3,721  3.10
   Savings deposits        142  0.49       146  0.49       149  0.48
   Time deposits -
    under $100,000         224  3.93       232  4.05       274  3.79
   Time deposits -
    $100,000 and over    1,514  4.38     2,054  4.75     2,066  4.81
                       -------         -------         -------
    Total interest-
     bearing deposits    6,411  3.01     6,958  3.32     7,014  3.28

   Federal funds
    purchased and
    securities sold
    under repurchase
    agreements             908  4.50       672  4.99       486  5.11
   Other borrowings        746  5.67       620  6.14       612  6.09
                       -------         -------         -------
    Total interest-
     bearing
     liabilities         8,065  3.42     8,250  3.67     8,112  3.61
  Noninterest-bearing
   deposits              5,603           5,484           5,556
  Other liabilities        270             238             180
  Shareholders' equity   1,651           1,623           1,604
                       -------         -------         -------
    Total liabilities
     and shareholders'
     equity            $15,589         $15,595         $15,452
                       =======         =======         =======

 Net interest spread            2.94%           2.88%           2.92%
                                ====            ====            ====
 Net interest margin            4.42%           4.42%           4.46%
                                ====            ====            ====

 Average prime rate             7.52%           8.18%           8.25%
                                ====            ====            ====

                                                  2007
                                    ----------------------------------
                                      First Quarter     Year to Date
                                    ----------------  ----------------
                                    Average  Average  Average  Average
 (Dollars in millions)              Balance   Rate    Balance   Rate
 ---------------------------------  -------  -------  -------  -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                      $ 4,146   7.25%   $ 4,280   7.26%
    Commercial real estate
     mortgages                        1,758   7.39      1,879   7.26
    Residential mortgages             2,885   5.40      3,020   5.52
    Real estate construction          1,181   8.73      1,292   8.55
    Equity lines of credit              394   7.86        404   7.53
    Installment                         191   7.64        183   7.41
                                    -------           -------
    Total loans and leases           10,555   6.99     11,058   6.95
   Due from banks - interest-bearing     73   2.70         89   2.93
   Federal funds sold and securities
     purchased under resale
     agreements                          14   5.36         13   5.25
   Securities available-for-sale      2,916   4.70      2,757   4.76
   Trading account securities            54   6.09         76   5.20
   Other interest-earning assets         48   5.96         61   6.14
                                    -------           -------
    Total interest-earning assets    13,660   6.48     14,054   6.48
   Allowance for loan and lease
    losses                             (157)             (157)
   Cash and due from banks              422               424
   Other non-earning assets             911             1,050
                                    -------           -------
    Total assets                    $14,836           $15,371
                                    =======           =======

 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts       $   749   0.48%   $   784   0.60%
   Money market accounts              3,419   2.98      3,655   3.06
   Savings deposits                     155   0.47        148   0.48
   Time deposits - under $100,000       232   4.10        240   3.96
   Time deposits - $100,000 and over  1,872   4.72      1,876   4.68
                                    -------           -------
    Total interest-bearing deposits   6,427   3.18      6,703   3.20

   Federal funds purchased and
    securities sold under
    repurchase agreements               582   5.27        663   4.90
   Other borrowings                     599   6.15        645   6.00
                                    -------           -------
    Total interest-bearing
     liabilities                      7,608   3.57      8,011   3.57
  Noninterest-bearing deposits        5,489             5,533
  Other liabilities                     220               228
  Shareholders' equity                1,519             1,599
                                    -------           -------
    Total liabilities and
     shareholders' equity           $14,836           $15,371
                                    =======           =======

 Net interest spread                          2.91%             2.91%
                                              ====              ====
 Net interest margin                          4.49%             4.45%
                                              ====              ====

 Average prime rate                           8.25%             8.05%
                                              ====              ====

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)

                                                     2008
                                        ------------------------------
                                         Second     First      Year To
                                         Quarter    Quarter     Date
                                        --------   --------   --------
 Per Common Share
 ----------------
  Shares Outstanding (in thousands):
  Average - Basic                         47,849     47,829     47,839
  Average - Diluted                       48,447     48,517     48,482
  Period-End                              47,777     47,871
 Book Value                             $  34.90   $  35.14
 Closing price:
  High                                  $  51.75   $  60.00   $  60.00
  Low                                      40.98      48.57      40.98
  Period-end                               42.07      49.46

 Capital Ratios (Dollars in millions)
 ------------------------------------
 Risk-based capital
  Risk-adjusted assets                  $ 13,193   $ 12,852
  Tier I capital                        $  1,224   $  1,222
   Percentage of risk adjusted assets       9.28%      9.51%
  Total capital                         $  1,479   $  1,473
   Percentage of risk adjusted assets      11.21%     11.46%
  Tier I leverage ratio                     7.89%      8.06%

 Period-end shareholders' equity to
  total period-end assets                  10.21%     10.56%
 Period-end tangible shareholders'
  equity to total period-end tangible
  assets                                    7.29%      7.57%
 Average shareholders' equity to total
  average assets                           10.54%     10.75%     10.65%
 Average tangible shareholders' equity
  to total average tangible assets          7.59%      7.71%      7.65%

                                            2007
                       -----------------------------------------------
                       Fourth     Third    Second     First      Full
                       Quarter   Quarter   Quarter   Quarter     Year
                       -------   -------   -------   -------   -------
 Per Common Share
 ----------------
  Shares Outstanding
   (in thousands):
  Average - Basic       47,947    48,345    48,675    47,968    48,234
  Average - Diluted     48,869    49,408    49,838    49,087    49,290
  Period-End                      47,830    48,064    48,831    48,602
 Book Value            $ 34.61   $ 33.99   $ 33.20   $ 32.72
 Closing price:
  High                 $ 72.97   $ 78.00   $ 78.39   $ 75.39   $ 78.39
  Low                    59.10     69.00     72.30     68.00     59.10
  Period-end             59.55     69.51     76.09     73.60

 Capital Ratios
  (Dollars in millions)
 ----------------------
 Risk-based capital
  Risk-adjusted assets $12,886   $12,234   $12,067   $11,618
  Tier I capital       $ 1,199   $ 1,171   $ 1,185   $ 1,234
   Percentage of risk
    adjusted assets       9.31%     9.57%     9.82%    10.62%
  Total capital        $ 1,453   $ 1,470   $ 1,481   $ 1,524
   Percentage of risk
    adjusted assets      11.27%    12.01%    12.28%    13.12%
  Tier I leverage ratio   7.97%     7.80%     7.97%     8.59%

 Period-end
  shareholders' equity
  to total period-end
  assets                 10.42%    10.51%    10.26%    10.42%
 Period-end tangible
  shareholders' equity
  to total period-end
  tangible assets         7.39%     7.43%     7.22%     7.88%
 Average shareholders'
  equity to total
  average assets         10.59%    10.41%    10.38%    10.24%    10.41%
 Average tangible
  shareholders' equity
  to total average
  tangible assets         7.52%     7.33%     7.67%     8.18%     7.67%

 Senior Debt Credit Ratings
 --------------------------
  For The Period Ended June 30, 2008                Standard &
                                    Moody's  Fitch    Poor's    DBRS
                                    -------  -----  ---------- -------
   City National Bank                 Aa3      A-       A      A (high)
   City National Corporation          A1       A-       A-        A

CONTACT:  City National
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 52206361